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                                                                     EXHIBIT 4.3



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                         REGISTRATION RIGHTS AGREEMENT



                            Dated December 31, 1997



                                    between




                        HAWTHORNE FINANCIAL CORPORATION


                                      and


                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                              as Initial Purchaser




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                         REGISTRATION RIGHTS AGREEMENT


                 THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of December 31, 1997 between HAWTHORNE FINANCIAL CORPORATION, a Delaware corporation (the "Company"), and FRIEDMAN, BILLINGS, RAMSEY & CO., INC. ("Friedman Billings" or the "Initial Purchaser").

                 This Agreement is made pursuant to the Purchase Agreement dated December 24, 1997 (the "Purchase Agreement"), between the Company, as issuer of the 12.50% Notes due 2004 (the "Senior Notes"), and the Initial Purchaser, which provides for, among other things, the sale by the Company to the Initial Purchaser of Senior Notes with an aggregate principal amount of $40,000,000. In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchaser and its direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

                 In consideration of the foregoing, the parties hereto agree as follows:

                 1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         "Additional Interest" shall have the meaning set forth in Section 2(e) hereof.

         "Advice" shall have the meaning set forth in the last paragraph of
Section 3 hereof.

         "Applicable Period" shall have the meaning set forth in Section 3(t) hereof.

         "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in the City of New York or in El Segundo, California are authorized or required by law or executive order to close.

         "Closing Time" shall mean the Closing Time as defined in the Purchase Agreement.

         "Company" shall have the meaning set forth in the preamble to this Agreement and also includes the Company's successors and permitted assigns.

         "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company; provided, however, that




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such depositary must have an address in the Borough of Manhattan, in The City of New York.

         "Effectiveness Period" shall have the meaning set forth in Section 2(b) hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "Exchange Offer" shall mean the offer by the Company to the Holders to exchange all of the Registrable Senior Notes (other than Private Exchange Senior Notes) for a like principal amount of Exchange Senior Notes pursuant to
Section 2(a) hereof.

         "Exchange Offer Registration" shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

         "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "Exchange Period" shall have the meaning set forth in Section 2(a) hereof.

         "Exchange Senior Notes" shall mean the Series B 12.50% Notes due 2004 (the "Exchange Senior Notes") containing terms substantially identical to the Senior Notes (except that they will not contain terms with respect to the transfer restrictions under the Securities Act (other than requiring minimum transfers thereof to be in blocks of $100,000 aggregate principal amount) and will not provide for any Liquidated Damages thereon).

         "Holder" shall mean the Initial Purchaser, for so long as it owns any Registrable Senior Notes, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Senior Notes under the Indenture.

         "Indenture" shall mean the Indenture relating to the Senior Notes and the Exchange Senior Notes dated as of December 31, 1997 between the Company, as issuer, and United States Trust Company of New York, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

         "Initial Purchaser" shall have the meaning set forth in the preamble to this Agreement.

         "Inspectors" shall have the meaning set forth in Section 3(n) hereof.





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         "Issue Date" shall mean December 31, 1997, the date of original issuance of the Senior Notes.

         "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Senior Notes.

         "Participating Broker-Dealer" shall have the meaning set forth in
Section 3(t) hereof.

         "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, limited liability company, or a government or agency or political subdivision thereof.

         "Private Exchange" shall have the meaning set forth in Section 2(a) hereof.

         "Private Exchange Senior Notes" shall have the meaning set forth in
Section 2(a) hereof.

         "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Senior Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

         "Purchase Agreement" shall have the meaning set forth in the preamble to this Agreement.

         "Records" shall have the meaning set forth in Section 3(n) hereof.

         "Registrable Senior Notes" shall mean the Senior Notes and, if issued, the Private Exchange Senior Notes; provided, however, that Senior Notes or Private Exchange Senior Notes, as the case may be, shall cease to be Registrable Senior Notes when (i) a Registration Statement with respect to such Senior Notes or Private Exchange Senior Notes for the exchange or resale thereof, as the case may be, shall have been declared effective under the Securities Act and such Senior Notes or Private Exchange Senior Notes, as the case may be, shall have been disposed of pursuant to such Registration Statement, (ii) such Senior Notes or Private Exchange Senior Notes, as the case may be, shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or are eligible to be sold without restriction as contemplated by Rule 144(k),
(iii) such Senior Notes or Private Exchange Senior Notes, as the case may be, shall have ceased to be outstanding or (iv) with respect to the Senior Notes, such Senior Notes shall have been exchanged for Exchange Senior





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Notes upon consummation of the Exchange Offer and are thereafter freely tradeable by the holder thereof (other than an affiliate of the Company).

         "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any Holder of Registrable Senior Notes in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Senior Notes or Registrable Senior Notes) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees,
(v) the fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance, (vi) the fees and expenses of the Trustee, and any exchange agent or custodian, (vii) all fees and expenses incurred in connection with the listing, if any, of any of the Exchange Senior Notes or the Registrable Senior Notes on any securities exchange or exchanges, and (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement.

         "Registration Statement" shall mean any registration statement of the Company which covers any of the Exchange Senior Notes or Registrable Senior Notes pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "Rule 144(k) Period" shall mean the period of two years (or such shorter period as may hereafter be referred to in Rule 144(k) under the Securities Act (or similar successor rule)) commencing on the Issue Date.

         "SEC" shall mean the Securities and Exchange Commission.





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         "Senior Notes" shall have the meaning set forth in the preamble to this Agreement.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         "Shelf Registration" shall mean a registration effected pursuant to
Section 2(b) hereof.

         "Shelf Registration Event" shall have the meaning set forth in Section 2(b) hereof.

         "Shelf Registration Event Date" shall have the meaning set forth in
Section 2(b) hereof.

         "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) hereof which covers all of the Registrable Senior Notes or all of the Private Exchange Senior Notes, as the case may be, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "TIA" shall have the meaning set forth in Section 3(l) hereof.

         "Trustee" shall mean the trustee with respect to the Senior Notes and the Exchange Senior Notes under the Indenture.

                 2.       Registration Under the Securities Act.

                 (a) Exchange Offer. Except as set forth in Section 2(b) below, the Company shall, for the benefit of the Holders, cause to be filed with the SEC within 120 days after the Issue Date an Exchange Offer Registration Statement relating to the Exchange Offer, and use its reasonable best efforts to (i) cause such Exchange Offer Registration Statement to be declared effective under the Securities Act by the SEC not later than the date which is 150 days after the Issue Date and (ii) keep such Exchange Offer Registration Statement effective for not less than 30 calendar days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Senior Notes for a like principal amount of Exchange Senior Notes (assuming that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the Securities Act and is not a broker-dealer tendering Registrable Senior Notes acquired directly from the Company for its own





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account, acquires the Exchange Senior Notes in the ordinary course of such
Holder's business and has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Senior Notes) to transfer such Exchange Senior Notes from and after their receipt without any limitations or restrictions under the Securities Act and under state securities or blue sky laws (other than requiring minimum transfers in blocks having an aggregate principal amount of $100,000).

                 In connection with the Exchange Offer, the Company shall:

         (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

         (ii) keep the Exchange Offer open for acceptance for a period of not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

         (iii)  utilize the services of the Depositary for the Exchange Offer;

          (iv) permit Holders to withdraw tendered Senior Notes at any time prior to the close of business, Eastern Time, on the last Business Day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Senior Notes delivered for exchange, and a statement that such Holder is withdrawing his election to have such Senior Notes exchanged;

         (v) notify each Holder that any Senior Notes not tendered by such Holder in the Exchange Offer will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement (except in the case of the Initial Purchaser and Participating Broker-Dealers as provided herein); and

         (vi) otherwise comply in all material respects with all applicable laws relating to the Exchange Offer.

                 If the Initial Purchaser determines upon advice of its outside counsel that it is not eligible to participate in the Exchange Offer with respect to the exchange of Senior Notes constituting any portion of an unsold allotment in the initial distribution, as soon as practicable upon receipt by the Company of a written request from the Initial Purchaser, the Company shall issue and deliver to the Initial Purchaser, in exchange (the "Private Exchange") for the Senior Notes held by the Initial Purchaser, a like principal amount of the Senior Notes of the Company which are identical (except that such Senior Notes may bear





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a customary legend with respect to restrictions on transfer pursuant to the
Securities Act) to the Exchange Senior Notes (the "Private Exchange Senior Notes") and which are issued pursuant to the Indenture (which provides that the Exchange Senior Notes will not be subject to the transfer restrictions set forth in the Indenture (other than requiring minimum transfers thereof to be in blocks of $100,000 aggregate principal amount), and that the Exchange Senior Notes, the Private Exchange Senior Notes and the Senior Notes will vote and consent together on all matters as one class and that none of the Exchange Senior Notes, the Private Exchange Senior Notes or the Senior Notes will have the right to vote or consent as a separate class on any matter). The Private Exchange Senior Notes shall be of the same series as the Exchange Senior Notes and the Company will seek to cause the CUSIP Service Bureau to issue the same CUSIP Numbers for the Private Exchange Senior Notes as for the Exchange Senior Notes issued pursuant to the Exchange Offer. If requested by the Company, the Initial Purchaser will, within a reasonable time in advance of the Company's filing of an Exchange Offer Registration Statement hereunder, advise the Company as to the number of Registrable Senior Notes held by it which constitute an unsold allotment in the initial distribution.

                 As soon as practicable after the close of the Exchange Offer and, if applicable, the Private Exchange, the Company shall:

         (i) accept for exchange all Senior Notes or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

         (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Senior Notes or portions thereof so accepted for exchange by the Company; and

         (iii) issue, and cause the Trustee under the Indenture to promptly authenticate and deliver to each Holder, new Exchange Senior Notes or Private Exchange Senior Notes, as applicable, equal in principal amount to the principal amount of the Senior Notes as are surrendered by such Holder.

                 Interest on each Exchange Senior Note and Private Exchange Senior Note issued pursuant to the Exchange Offer and in the Private Exchange will accrue from the last date on which interest was paid on the Senior Notes surrendered in exchange therefor or, if no interest has been paid on such Senior Notes, from the Issue Date. To the extent not prohibited by any law or applicable interpretations of the staff of the SEC, the Company shall use its reasonable best efforts to complete the Exchange Offer as provided above, and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than





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that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC. Each Holder of Registrable Senior Notes who wishes to exchange such Registrable Senior Notes for Exchange Senior Notes in the Exchange Offer will be required to make certain customary representations in connection therewith, including representations that (i) it is not an affiliate of the Company, (ii) the Exchange Senior Notes to be received by it were acquired in the ordinary course of its business and (iii) at the time of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Senior Notes. The Company shall inform the Initial Purchaser, after consultation with the Trustee, of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchaser shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Senior Notes in the Exchange Offer.

                 Upon consummation of the Exchange Offer in accordance with this Section 2(a), the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Senior Notes that are Private Exchange Senior Notes and Exchange Senior Notes held by Participating Broker-Dealers, and the Company shall have no further obligation to register the Registrable Senior Notes (other than Private Exchange Senior Notes) held by any Holder pursuant to Section 2(b) of this Agreement.

                 (b) Shelf Registration. In the event that (i) the Company or the Majority Holders reasonably determine, after conferring with counsel, that the Exchange Offer Registration provided in Section 2(a) above is not available under applicable laws and regulations and currently prevailing interpretations of the staff of the SEC, (ii) the Exchange Offer Registration Statement is not declared effective within 150 days of the Issue Date or (iii) upon the request of the Initial Purchaser with respect to any Registrable Senior Notes held by it, if the Initial Purchaser is not permitted, in the opinion of Manatt, Phelps & Phillips, pursuant to applicable law or applicable interpretations of the staff of the SEC, to participate in the Exchange Offer and thereby receive securities that are freely tradeable without restriction under the Securities Act and applicable blue sky or state securities laws (any of the events specified in (i)-(iii) being a "Shelf Registration Event" and the date of occurrence thereof, the "Shelf Registration Event Date"), then in addition to or in lieu of conducting the Exchange Offer contemplated by Section 2(a), as the case may be, the Company shall use its reasonable best efforts to cause to be filed as promptly as practicable after such Shelf Registration Event Date, as the case may be, and, in any event, within 45 days after such Shelf Registration Event Date (provided that in no event shall such date be earlier than 75 days after the Issue Date), a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Senior Notes, and shall use its reasonable best efforts to have such Shelf





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Registration Statement declared effective by the SEC as soon as practicable.
No Holder of Registrable Senior Notes shall be entitled to include any of its Registrable Senior Notes in any Shelf Registration pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and furnishes to the Company in writing, within 15 days after receipt of a request therefor, such information as the Company may, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder not materially misleading.

                 The Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective and usable for resales for (a) the Rule 144(k) Period in the case of a Shelf Registration Statement filed pursuant to Section 2(b)(i) or (ii) or (b) 180 days in the case of a Shelf Registration Statement filed pursuant to Section 2(b)(iii) (subject in each case to extension pursuant to the last paragraph of Section 3 hereof), or for such shorter period which will terminate when all of the Registrable Senior Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding (the "Effectiveness Period"). The Company shall not permit any securities other than Registrable Senior Notes to be included in the Shelf Registration. The Company will, in the event a Shelf Registration Statement is declared effective, provide to each Holder a reasonable number of copies of the Prospectus which is a part of the Shelf Registration Statement and notify each such Holder when the Shelf Registration has become effective. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company agrees to furnish to the Holders of Registrable Senior Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

                 (c) Expenses. The Company, as issuer of the Senior Notes, shall pay all Registration Expenses in connection with any Registration Statement filed pursuant to Section 2(a) and/or 2(b) hereof and will reimburse the Initial Purchaser for the reasonable fees and disbursements of Manatt, Phelps & Phillips, counsel for the Initial Purchaser, incurred in connection with the Exchange Offer and, if applicable, the Private Exchange, or any one other





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counsel designated in writing by the Majority Holders to act as counsel for the
Holders of the Registrable Senior Notes in connection with a Shelf Registration Statement, which other counsel shall be reasonably satisfactory to the Company. Except as provided herein, each Holder shall pay all expenses of its counsel and any of its other advisors or experts, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Senior Notes pursuant to the Shelf Registration Statement.

                 (d) Effective Registration Statement. An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Senior Notes pursuant to such Exchange Offer Registration Statement or Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Senior Notes pursuant to such Registration Statement may legally resume. The Company will be deemed not to have used its reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if it voluntarily takes any action that would result in any such Registration Statement not being declared effective or that would result in the Holders of Registrable Senior Notes covered thereby not being able to exchange or offer and sell such Registrable Senior Notes during that period unless such action is required by applicable laws and regulations or currently prevailing interpretations of the staff of the SEC.

                 (e) Additional Interest. In the event that (i) neither the Exchange Offer Registration Statement is filed with the SEC on or prior to the 120th day after the Issue Date nor a Shelf Registration Statement is filed with the SEC on or prior to the 45th day after the Shelf Registration Event Date in respect of a Shelf Registration Event attributable to any of the events set forth in Sections 2(b)(i) and (ii) (provided that in no event shall such date be earlier than 75 days after the Issue Date), then commencing on the day after the applicable required filing date, additional interest ("Additional Interest") shall accrue on the principal amount of the Senior Notes at a rate of 1.00% per annum; or

         (ii) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is declared effective by the SEC on or prior to the 150th day after the Issue Date (in the case of an Exchange Offer Registration Statement) or on or prior to the later





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of (A) the 30th day after the date such Shelf Registration Statement was required to be filed and (B) the 150th date after the Issue Date (in the case of a Shelf Registration Statement in respect of a Shelf Registration Event attributable to any of the events set forth in Sections 2(b)(i) and (ii)), then, commencing on the 150th day after the Issue Date (in the case of an Exchange Offer Registration Statement) or the later of (A) the 31st day after the date such Shelf Registration Statement was required to be filed and (B) the 150th day after the Issue Date (in the case of a Shelf Registration Statement in respect of a Shelf Registration Event attributable to any of the events set forth in Sections 2(b)(i) and (ii)), Additional Interest shall accrue on the principal amount of the Senior Notes at a rate of 1.00% per annum; or

         (iii) (A) the Company has not exchanged Exchange Senior Notes for all Senior Notes validly tendered, in accordance with the terms of the Exchange Offer on or prior to the 45th day after the date on which the Exchange Offer Registration Statement was declared effective or (B) if applicable, the Shelf Registration Statement in respect of a Shelf Registration Event attributable to any of the events set forth in Sections 2(b)(i) and (ii) has been declared effective and such Shelf Registration Statement ceases to be effective or usable for resales (whether as a result of an event contemplated by Section 3(e) or otherwise) at any time prior to the expiration of the Rule 144(k) Period (other than after such time as all Senior Notes have been disposed of thereunder or otherwise cease to be Registrable Senior Notes), then Additional Interest shall accrue on the principal amount of the Senior Notes at a rate of 1.00% per annum commencing on (x) the 46th day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective or usable for resales in the case of (B) above;

provided, however, that the Additional Interest rate on the Senior Notes may not exceed in the aggregate 1.00% per annum; provided, further, however, that
(1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of Exchange Senior Notes for all Senior Notes tendered (in the case of clause (iii)(A) above), or at such time as the Shelf Registration Statement which had ceased to remain effective or usable for resales again becomes effective and usable for resales (in the case of clause (iii)(B) above), Additional Interest on the principal amount of the Senior Notes as a result of such clause (or the relevant subclause thereof) shall cease to accrue.

         Any amounts of Additional Interest due pursuant to Section 2(e)(i),
(ii) or (iii) above will be payable in cash on the next succeeding Interest Payment Date (as defined in the Senior Notes)





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to Holders on the relevant record dates for the payment of interest pursuant to the Indenture.

                 (f) Specific Enforcement. Without limiting the remedies available to the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and Section 2(b) hereof.

                 3. Registration Procedures. In connection with the obligations of the Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall:

                 (a) prepare and file with the SEC a Registration Statement or Registration Statements as prescribed by Sections 2(a) and 2(b) hereof within the relevant time period specified in Section 2 hereof on the appropriate form under the Securities Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Senior Notes by the selling Holders thereof and, in the case of an Exchange Offer, be available for the exchange of Registrable Senior Notes, and
         (iii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective (and, in the case of a Shelf Registration Statement, usable for resales) in accordance with Section 2 hereof; provided, however, that if (1) such filing is pursuant to
         Section 2(b), or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Senior Notes, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Senior Notes and each such Participating Broker-Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents proposed to be filed. The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document if the Majority Holders or such Participating Broker-Dealer, as





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         the case may be, their counsel or the managing underwriters, if any, shall reasonably object;

                 (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the Effectiveness Period or the Applicable Period, as the case may be; and cause each Prospectus to be supplemented, if so determined by the Company or requested by the SEC, by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all securities covered by each Registration Statement during the Effectiveness Period or the Applicable Period, as the case may be, in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement (including sales by any Participating Broker-Dealer);

                 (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Senior Notes included in the Shelf Registration Statement, at least three Business Days prior to filing, that a Shelf Registration Statement with respect to the Registrable Senior Notes is being filed and advising such Holder that the distribution of Registrable Senior Notes will be made in accordance with the method selected by the Majority Holders; and (ii) furnish to each Holder of Registrable Senior Notes included in the Shelf Registration Statement and to each underwriter of an underwritten offering of Registrable Senior Notes, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Senior Notes; and (iii) consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Senior Notes included in the Shelf Registration Statement in connection with the offering and sale of the Registrable Senior Notes covered by the Prospectus or any amendment or supplement thereto;

                 (d) in the case of a Shelf Registration, use its reasonable best efforts to register or qualify the Registrable Senior Notes under all applicable state securities or "blue sky" laws of such jurisdictions by the time the applicable Registration Statement is declared effective by the SEC as any Holder of Registrable Senior Notes covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Senior Notes shall reasonably request in writing in advance of such date of effectiveness, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Senior Notes owned by such Holder; provided, however, that the Company shall not be required to
         (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process or (iii) subject itself to taxation in any such jurisdiction if it is not then so subject;

                 (e) (1) in the case of a Shelf Registration or (2) if Participating Broker-Dealers from whom the Company has received prior written notice that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(t) hereof are seeking to sell Exchange Senior Notes and are required to deliver Prospectuses, notify each Holder of Registrable Senior Notes, or such Participating Broker-Dealers, as the case may be, their counsel and the managing underwriters, if any, promptly and promptly confirm such notice in writing (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the qualification of the Registrable Senior Notes or the Exchange Senior Notes to be offered or sold by any Participating Broker-Dealer in any jurisdiction described in paragraph 3(d) hereof or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Senior Notes covered thereby, the representations and warranties of the Company contained in any purchase agreement, securities sales agreement or other similar agreement, if any, cease to be true and correct in all material respects, and (v) of the happening of any event or the failure of any event to occur or the discovery of any facts or otherwise, during the Effectiveness Period, which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which causes such Registration Statement or Prospectus to omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate;

                 (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

                 (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Senior Notes included within the coverage of such Shelf Registration Statement, without charge, one conformed copy of each Registration Statement relating to such Shelf Registration and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

                 (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Senior Notes to facilitate the timely preparation and delivery of certificates representing Registrable Senior Notes to be sold and not bearing any restrictive legends (other than with respect to restrictions requiring minimum transfers in blocks having an aggregate principal amount of $100,000) and in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters may reasonably request at least two Business Days prior to the closing of any sale of Registrable Senior Notes pursuant to such Shelf Registration Statement;

                 (i) in the case of a Shelf Registration or an Exchange Offer Registration, upon the occurrence of any circumstance contemplated by
         Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, use its reasonable best efforts to prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Senior Notes, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

                 (j) obtain a CUSIP number for all Exchange Senior Notes and Senior Notes not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Senior Notes or the Registrable Senior Notes, as the case may be, in a form eligible for deposit with the Depositary;

                 (k) cause the Indenture to be qualified under the Trust Indenture Act of 1939 (the "TIA") in connection with the registration of the Exchange Senior Notes or Registrable Senior Notes, as the case may be, and effect such changes to the Indenture as may be required for it to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

                 (l) in the case of a Shelf Registration, enter into such agreements (including underwriting agreements) as are customary in underwritten offerings and take all such other appropriate actions in connection therewith as are reasonably requested by the holders of at least 25% in aggregate principal amount of the Registrable Senior Notes in order to expedite or facilitate the registration or the disposition of the Registrable Senior Notes; provided, that the Company shall not be required to enter into any such agreement more than twice with respect to all of the Registrable Senior Notes and may delay entering into such agreement until the consummation of any underwritten public offering which the Company shall have undertaken;

                 (m) in the case of a Shelf Registration, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, if requested by (x) the Initial Purchaser, in the case where the Initial Purchaser holds Senior Notes acquired by it as part of its initial allotment and (y) Holders of at least 25% in aggregate principal amount of the Registrable Senior Notes covered thereby: (i) make such representations and warranties to Holders of the Registrable Senior Notes and the underwriters (if any) with respect to the business of the Company and its subsidiaries as then conducted and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers of debt securities to underwriters in underwritten offerings, and confirm the same if and when requested;
         (ii) obtain opinions of counsel to the Company and updates thereof (which may be in the form of a reliance letter) in form and substance reasonably satisfactory to the managing underwriters (if any) and the Holders of a majority in principal amount of the Registrable Senior Notes being sold, addressed to each selling Holder and the underwriters (if any) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions); (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the

         Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by such underwriters in accordance with Statement on Auditing Standards No. 72; and (iv) if an underwriting agreement is entered into, provide indemnification pursuant to indemnification provisions and procedures no less favorable than those set forth in Section 4 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Senior Notes covered by such Registration Statement and the managing underwriters and agents) with respect to all parties to be indemnified pursuant to said Section (including, without limitation, such underwriters and selling Holders). The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder;

                 (n) if (1) a Shelf Registration is filed pursuant to Section 2(b) or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Senior Notes during the Applicable Period, make reasonably available for inspection by any selling Holder of such Registrable Senior Notes or Participating Broker-Dealer, as applicable, who certifies to the Company that it has a current intention to sell Registrable Senior Notes pursuant to the Shelf Registration, any underwriter participating in any such disposition of Registrable Senior Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during the Company's normal business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all relevant information in each case reasonably requested by any such Inspector in connection with such Registration Statement. Records which the Company determines, in good faith, to be confidential and any records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such Registration Statement, (ii) subject to the last sentence of this Section 3(n), the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is necessary in connection with any action, suit or proceeding or (iii) the information in such Records has been made generally available to the public (other than by an Inspector or a selling Holder in breach of its obligations hereunder). Each selling Holder of such Registrable Senior Notes and each such Participating Broker-Dealer will be required to agree in writing that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public through no fault of an Inspector or a Selling Holder. Each selling Holder of such Registrable Senior Notes and each such Participating Broker-Dealer will be required to further agree in writing that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or in connection with any action, suit or proceeding, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                 (o) comply in all material respects with all applicable rules and regulations of the SEC so long as any provision of this Agreement shall be applicable and make generally available to its securityholders earning statements satisfying the provisions of
         Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) com- mencing at the end of any fiscal quarter in which Registrable Senior Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods;

                 (p) upon consummation of an Exchange Offer or a Private Exchange, if requested by the Trustee, obtain an opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of Registrable Senior Notes participating in the Exchange Offer or the Private Exchange, as the case may be, to the effect that (i) the Company has duly authorized, executed and delivered the Exchange Senior Notes and Private Exchange Senior Notes and (ii) each of the Exchange Senior Notes or the Private Exchange Senior Notes, as the case may be, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms (in each case, with customary exceptions);

                 (q) if an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Senior Notes by Holders to the Company (or to such other Person as directed by the Company), in exchange for the Exchange Senior Notes or the Private Exchange Senior Notes, as the case may be, the Company shall mark, or cause to be marked, on such Registrable Senior Notes delivered by such Holders that such Registrable Senior Notes are being cancelled in exchange for the Exchange Senior Notes or the Private Exchange Senior Notes, as the case may be; in no event shall such Registrable Senior Notes be marked as paid or otherwise satisfied;

                 (r) cooperate with each seller of Registrable Senior Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Senior Notes and their respective counsel in connection with any filings required to be made with the NASD;

                 (s) use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Senior Notes covered by a Registration Statement contemplated hereby;

                 (t) (A) in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," which section shall be reasonably acceptable to the Initial Purchaser or another representative of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer (a "Participating Broker-Dealer") that holds Registrable Senior Notes acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Senior Notes to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Initial Purchaser or such other representative, represent the prevailing views of the staff of the SEC, including a statement that any such Participating Broker-Dealer who receives Exchange Senior Notes for Registrable Senior Notes pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Senior Notes, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request (the Company hereby consents to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto by any Person subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Senior Notes covered by the Prospectus or any amendment or supplement thereto),
         (iii) use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements under the Securities Act and applicable rules and regulations in order to resell the Exchange Senior Notes; provided, however, that such period shall not be required to exceed 90 days (or such longer period if extended pursuant to the last sentence of Section 3 hereof) (the "Applicable Period"), and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

                 "If the exchange offeree is a broker-dealer holding Registrable Senior Notes acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Senior Notes received in respect of such Registrable Senior Notes pursuant to the Exchange Offer";

         and (y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Senior Notes, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act; and

                 (B) in the case of any Exchange Offer Registration Statement, the Company agrees to deliver to the Initial Purchaser or to another representative of the Participating Broker-Dealers, if requested by the Initial Purchaser or such other representative of Participating Broker-Dealers, who hold at least 10% aggregate principal amount of the Registrable Senior Notes covered by the Exchange Offer Registration Statement on behalf of the Participating Broker-Dealers upon consummation of the Exchange Offer (i) an opinion of counsel in form and substance reasonably satisfactory to the Initial Purchaser or such other representative of the Participating Broker-Dealers, covering the matters customarily covered in opinions requested in connection with Exchange Offer Registration Statements and such other matters as may be reasonably requested (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions), (ii) an officers' certificate containing certifications substantially similar to those set forth in Section 5(d) of the Purchase Agreement and such additional certifications as are customarily delivered in a public offering of debt securities and
         (iii) as well as upon the effectiveness of the Exchange Offer Registration Statement, a comfort letter, in each case, in customary form if permitted by Statement on Auditing Standards No. 72.

                 The Company may require each seller of Registrable Senior Notes as to which any registration is being effected to furnish to the Company such information regarding such seller as may be required by the staff of the SEC to be included in a Registration Statement. The Company may exclude from such registration the Registrable Senior Notes of any seller who fails to furnish such information within a reasonable time after receiving such request. The Company shall have no obligation to register under the Securities Act the Registrable Senior Notes of a seller who so fails to furnish such information.

                 In the case of a Shelf Registration Statement, or if Participating Broker-Dealers who have notified the Company that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(t) hereof are seeking to sell Exchange Senior Notes and are required to deliver Prospectuses, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Senior Notes pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Senior Notes or Exchange Senior Notes, as the case may be, current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Senior Notes or Exchange Senior Notes, as the case may be, pursuant to a Registration Statement, the Company shall use its reasonable best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Registration Statement and shall extend the period during which such Registration Statement is required to be maintained effective and usable for resales pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company shall have made available to the Holders (x) copies of the supplemented or amended Prospectus necessary to resume such dispositions or (y) the Advice.

                 4.       Indemnification and Contribution.   (a) In connection
with any Registration Statement, the Company shall indemnify and hold harmless the Initial Purchaser, each Holder, each underwriter who participates in an offering of the Registrable Senior Notes, each Participating Broker-Dealer, each Person, if any, who controls any of such parties within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective partners, directors, officers, employees and agents, as follows:

                 (i) from and against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) covering Registrable Senior Notes or Exchange Senior Notes, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the prior written consent of the Company; and

                 (iii) from and against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by such Holder, such Participating Broker-Dealer, or any underwriter (except to the extent otherwise expressly provided in Section 4(c) hereof)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this
         Section 4(a);

provided, however, that (i) this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished in writing to the Company by such Holder, such Participating Broker-Dealer or any underwriter with respect to such Holder, Participating Broker-Dealer or any underwriter, as the case may be, expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) and (ii) the Company shall not be liable to any such Holder, Participating Broker-Dealer, any underwriter or controlling person, with respect to any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary Prospectus to the extent that any such loss, liability, claim, damage or expense of any Holder, Participating Broker-Dealer, any underwriter or controlling person results from the fact that such Holder, any underwriter or Participating Broker-Dealer sold Senior Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus as then amended or supplemented if the Company had previously furnished copies thereof to such Holder, underwriter or Participating Broker-Dealer and the loss, liability, claim, damage or expense of such Holder, underwriter, Participating Broker-Dealer or controlling person results from an untrue statement or omission of a material fact contained in the preliminary Prospectus which was corrected in the final Prospectus. Any amounts advanced by the Company to an indemnified party pursuant to this
Section 4 as a result of such losses shall be returned to the Company if it shall be finally determined by such a court in a judgment not subject to appeal or final review that such indemnified party was not entitled to indemnification by the Company.

                 (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, any underwriter and the other selling Holders and each of their respective partners, directors, officers (including each officer of the Company who signed the Registration Statement), employees and agents and each Person, if any, who controls the Company, any underwriter or any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling Holder with respect to such Holder expressly for use in such Registration Statement (or any amendment thereto), or any such Prospectus (or any amendment or supplement thereto); provided, however, that, in the case of a Shelf Registration Statement, no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Senior Notes pursuant to such Shelf Registration Statement.

                 (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, enclosing a copy of all papers properly served on such indemnified party, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have under this Section 4, except to the extent that it is materially prejudiced by such failure. An indemnifying party may participate at its own expense in the defense of such action, or, if it so elects within a reasonable time after receipt of such notice, assume the defense of any suit brought to enforce any such claim; but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the indemnified party or parties, which approval shall not be unreasonably withheld. In the event that an indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party or parties shall bear the fees and expenses of any additional counsel thereafter retained by such indemnified party or parties; provided, however, that the indemnified party or parties shall have the right to employ counsel (in addition to local counsel) to represent the indemnified party or parties who may be subject to liability arising out of any action in respect of which indemnity may be sought against the indemnifying party if, in the reasonable judgment of counsel for the indemnified party or parties, there may be legal defenses available to such indemnified party or parties which are different from or in addition to those available to the indemnifying party, in which event the fees and expenses of appropriate separate counsel shall be borne by the indemnifying party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel), separate from its own counsel, for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional written release in form and substance satisfactory to the indemnified parties of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                 (d) In order to provide for just and equitable contribution in circumstances under which any of the indemnity provisions set forth in this
Section 4 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, the Company and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Holders, as incurred; provided that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company and the Holders, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company, on the one hand, and the Holders, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Holders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders of the Registrable Senior Notes agree that it would not be just and equitable if contribution pursuant to this Section 4 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 4, each affiliate of a Holder, and each partner, director, officer, employee, agent and Person, if any, who controls a Holder or such affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

                 5. Participation in an Underwritten Registration. No Holder may participate in an underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Senior Notes on the basis provided in the underwriting arrangement approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

                 6. Selection of Underwriters. The Holders of Registrable Senior Notes covered by the Shelf Registration Statement who desire to do so may sell the securities covered by such Shelf Registration in an underwritten offering, subject to the provisions of Section 3(l) hereof. In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Registrable Senior Notes included in such offering; provided, however, that such underwriters and managers must be reasonably satisfactory to the Company.

                 7.       Miscellaneous.

                 (a) Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any Registrable Senior Notes remain outstanding, the Company will use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder, provided, that if it ceases to be so required to file such reports, it will, upon the request of any Holder of Registrable Senior Notes (a) make publicly available such information as is necessary to permit sales of its securities pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales of its securities pursuant to Rule 144A under the Securities Act, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Senior Notes without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Senior Notes, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                 (b) No Inconsistent Agreements. The Company has not entered into nor will the Company on or after the date of this

Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Senior Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

                 (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Senior Notes affected by such amendment, modification, supplement, waiver or departure; provided no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Senior Notes unless consented to in writing by such Holder of Registrable Senior Notes. Notwithstanding the foregoing sentence, (i) this Agreement may be amended, without the consent of any Holder of Registrable Senior Notes, by written agreement signed by the Company and Friedman Billings, to cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with other provisions of this Agreement, (ii) this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Company and Friedman Billings to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the Staff of the SEC) or any change therein and (iii) to the extent any provision of this Agreement relates to the Initial Purchaser, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions may be given, by written agreement signed by or on behalf of the Initial Purchaser and the Company.
Each Holder of any Registrable Senior Notes then outstanding shall be bound by any amendment or waiver effected pursuant to this Section 7(c), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Senior Notes or is delivered to such Holder.

                 (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand- delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this

Section 7(d), which address initially is, with respect to the Initial Purchaser, the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(d).

                 All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                 Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

                 (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Initial Purchaser, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Senior Notes in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Senior Notes, in any manner, whether by operation of law or otherwise, such Registrable Senior Notes shall be held subject to all of the terms of this Agree- ment, and by taking and holding such Registrable Senior Notes, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

                 (f) Entire Agreement. This Agreement and the other writings referred to herein (including the Indenture) contain the entire understandings among the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings among the parties with respect to its subject matter.

                 (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (i) GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF CALIFORNIA. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                 (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 (k) Securities Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Senior Notes is required hereunder, Registrable Senior Notes held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       HAWTHORNE FINANCIAL CORPORATION


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


Confirmed and accepted as of
         the date first above
         written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.



By:
   ----------------------------------
   Name:
   Title: